UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

September 24, 2013 (September 24, 2013)

Date of Report (Date of earliest event reported)

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12317	76-0475815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Dr. Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-346-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On September 24, 2013, National Oilwell Varco, Inc. (the “Company”) announced that its board of directors has authorized Company management to move forward with exploration of a plan to spin-off its distribution business from the remainder of the Company, creating two stand-alone, publicly traded corporations. The spin-off is expected to be completed in the first half of 2014 and is subject to market conditions, customary regulatory approvals, the execution of separation and various intercompany agreements and final board approval. A copy of the press release regarding the proposed spin-off is furnished herewith as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Current Report on Form 8-K (this “Current Report”) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is provided as part of the information furnished under Item 7.01 of this Current Report:

99.1	National Oilwell Varco, Inc. press release dated September 24, 2013 announcing the proposed spin-off of its distribution business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2013	NATIONAL OILWELL VARCO, INC.

/s/ Raymond W. Chang
Raymond W. Chang
Vice President

Index to Exhibits

99.1	National Oilwell Varco, Inc. press release dated September 24, 2013 announcing the proposed spin-off of its distribution business.